Exhibit 99.1

Genpact Limited Announces Pricing of 3.375% Senior Notes due 2024 by Genpact Luxembourg S.à r.l.

NEW YORK, November 14, 2019 – Genpact Limited (“Genpact”) (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced the pricing by its wholly-owned subsidiary, Genpact Luxembourg S.à r.l. (“Genpact Luxembourg”), of its underwritten public offering (the “Notes Offering”) of $400 million aggregate principal amount of 3.375% senior notes due 2024 (the “Notes”). The Notes will be senior unsecured obligations of Genpact Luxembourg and will be guaranteed on a senior unsecured basis by Genpact. Genpact expects the Notes Offering to close on November 18, 2019, subject to the satisfaction of customary closing conditions.

Genpact intends to use the net proceeds from the offering to repay outstanding loans under its revolving credit facility.

The Notes Offering is being made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement by Genpact and Genpact Luxembourg with the Securities and Exchange Commission (“SEC”) on Form S-3 (File No. 333-230982). You may obtain a copy of the preliminary prospectus supplement, the accompanying prospectus, and the final prospectus supplement, when available, for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Genpact, any underwriter, or any dealer participating in the Notes Offering will arrange to send you any of those documents upon request by contacting the lead joint-book running managers for the Notes Offering: Citigroup Global Markets Inc. toll free at 1-800-831-9146, Morgan Stanley & Co. LLC toll free at 1-866-718-1649, or Wells Fargo Securities, LLC toll free at 1-800-645-3751. BofA Securities, Inc., Credit Agricole Securities (USA) Inc., and J.P. Morgan Securities LLC are also acting as joint-book running managers for the Notes Offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation, or sale of any Notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics. Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Genpact and its consolidated subsidiaries and Genpact Luxembourg could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the Notes Offering, statements of the plans, strategies and objectives of Genpact and Genpact Luxembourg for future operations; any statements regarding the intended guarantee of the Notes; any statements regarding the intended repayment of certain of Genpact’s outstanding loans; any other statements of expectation or belief and any statements of assumptions underlying any of the foregoing. Other important factors that could cause the statements made in this document or the actual results of operations or financial condition of Genpact and Genpact Luxembourg to differ include, without limitation, that the Notes Offering is subject to market conditions and a number of other conditions and the final terms may vary substantially as a result of market and other conditions. There can be no assurance that the Notes Offering will be completed as described herein or at all. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; and other risks that are described in Genpact’s SEC reports, including but not limited to the risks described in Genpact’s Annual Report on Form 10-K for its fiscal year ended December 31, 2018. Each of Genpact and Genpact Luxembourg assume no obligation to and do not intend to update these forward-looking statements.

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Contacts:

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider
+1 (217) 260-5041
michael.schneider@genpact.com